EXHIBIT 99.1

WALNUT, Calif., March 6, 2018 /PRNewswire/ -- Focus Universal Inc. (FCUV), a Universal Smart Instrumentation Platform (USIP) developer and manufacturer, announced that it has executed a Letter of Intent to acquire Aloha Island Cable, Inc DBA CableMasters.

Since incorporation in 1995, CableMasters has grown in revenues, employees, and facilities. CableMasters' attention to detail has earned them continuing support from clients, such as United Airlines, Boeing, Garden Grove Unified School District and Los Angeles Community College District.

"This is a great opportunity to bring a high quality technology contractor with a great track record serving major clients," says Dr. Desheng Wang, CEO. "Pairing our patented technology with CableMasters' established technology business acumen creates a great opportunity to grow the two businesses together and offer the most comprehensive high-tech offering for commercial clients."

CableMasters brings industry knowledge and expertise in contracting services for surveillance systems, wireless networking, fiber optic systems, infrastructure design and consulting, VoIP and GPON.

About CableMasters

CableMasters was established in 1988 to provide wire cabling and wireless solutions for the full variety of network applications, from small scale local area networks (LAN) to large scale corporate, commercial, academic applications or wide area networks (WAN). CableMasters' service portfolio provides a total solution for the end user with services that include Telecommunications Consulting, Design, Installation, Project Management, Certification and Warranties. As a California C7 Licensed Contractor, CableMasters is a Siemon Certified Designer and Installer, Siemon Certified Contractor, Panduit Certified Installer and a Sumitomo Air Blown Fiber Certified Consultant and Installer. CableMasters has a broad band of high quality clients who are leaders in their industries and require the optimum in their network installation. The clients include United Airlined, Boeing, Garden Grove School District and Los Angeles Community College District.

About Focus Universal

Focus Universal Inc. (FCUV), based in the Walnut, California, is a universal smart instrumentation platform developer and universal smart device manufacturer. The company is also a wholesaler of various air filtration systems.  The technology features a Universal Smart Instrumentation Platform (USIP) generalizes instruments into a reusable foundation representing a majority part of the instruments, and architecture-specific components (sensor modules), which together replaces the functions of traditional instruments at a fraction of their cost.  The USIP has an open architecture incorporating a variety of individual instrument functions, sensors and probes from different industries and vendors. The platform features the ability to connect thousands of sensors or probes. This technology addresses major limitations with traditional hardware and represents another technological advancement in the Internet of Things marketplace.

Visit www.focusuniversal.com for more information.

Forward-Looking Statements

The statements in this press release that are not historical facts may constitute forward-looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to securing sufficient funding for the launch of the Universal Smart Device and related inventions or innovations as well as the continuation and results of the Universal Smart Device to meet market expectations, goals, or performance. These and other risks and uncertainties are identified and described in more detail in Focus Universal's filings with the Securities and Exchange Commission (SEC). These filings are available on the SEC's website at www.sec.gov. Focus Universal undertakes no obligation to publicly update or revise any forward-looking statements.